UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 27, 2009
WESCO International, Inc.
(Exact name of registrant as specified in its charter)
Commission file number 001-14989

Delaware (State or other jurisdiction of incorporation or organization)	25-1723345 (IRS Employer Identification No.)

225 West Station Square Drive Suite 700 Pittsburgh, Pennsylvania 15219 (Address of principal executive offices)	(412) 454-2200 (Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

WESCO INTERNATIONAL, INC.
Form 8-K
Item 8.01. Other Events
          This Current Report on Form 8-K includes revisions to Items 6, 7, 7A and 8 of WESCO International, Inc.’s (“WESCO”, “we”, “our”, “us” or the “Company”) Annual Report of Form 10-K for the year ended December 31, 2008, which was originally filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2009 (the “Original Filing”). The revisions reflect our adoption of Statement of Financial Accounting Standards Board (FASB) Staff Position (FSP) APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement)” (FSP APB 14-1). As required, we adopted this standard effective January 1, 2009, and retrospectively applied it to our financial statements as further described in Notes 2, 6, 10, 11, 15, 16, and 17 of the Notes to Consolidated Financial Statements filed herewith. In addition, in connection with the filing of this Current Report and pursuant to the rules of the SEC, we are including the consent from our independent registered public accounting firm as an exhibit to this Form 8-K.
          This Form 8-K does not attempt to modify or update any other disclosures set forth in the Original Filing, except as required to reflect the adoption of FSP APB 14-1, and therefore, does not update or discuss any other developments affecting us subsequent to the date of the Original Filing.
          On May 6, 2009, we filed a Quarterly Report on Form 10-Q for the period ended March 31, 2009, which reflected the adoption of this standard as further described in Note 3 of the Notes to Unaudited Condensed Consolidated Financial Statements included in that filing.
Item 9.01. Financial Statements
(d) Exhibits

Exhibit No.	Description

23.1	Consent of PricewaterhouseCoopers LLP, independent registered independent public accounting firm

99.1	Revised Items 6, 7, 7A and 8 of WESCO International Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008, originally filed on February 27, 2009

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESCO International, Inc.
/s/ Richard P. Heyse
Richard P. Heyse
Vice President and Chief Financial Officer

July 27, 2009 (Date)

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